8-K CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2006

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-27644

Delaware	94-3140772
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of principal executive office, including zip code)

(972) 581-2000

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2006, Digital Generation Systems, Inc. entered into a $25,000,000 Credit Agreement with Wachovia Bank, N.A.. The new revolving credit facility replaces DG Systems' prior $17 million senior secured credit facility with JPMorgan Chase Bank, Comerica Bank - California and MetroBank. The new facility provides that borrowings under the facility will bear interest at various rates, over the applicable base rate or over LIBOR. The new facility is not subject to any borrowing base, contains customary debt to EBITDA leverage tests and minimum EBITDA tests, provides for customary events of default, is guaranteed by all of DG Systems' subsidiaries and is secured by substantially all of the assets of DG Systems and its subsidiaries other than the stock and assets of its subsidiary that owns the assets acquired from Media DVX.

A press release announcing this agreement was released on the February 16, 2006 and is exhibit 99.1 to this filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c)                  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated February 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.

Dated: February 16, 2006	By:	/S/ OMAR A. CHOUCAIR
Omar A. Choucair
Chief Financial Officer (Principal Accounting Officer)